Exhibit 10.8
Loan No. 10171391
ENVIRONMENTAL INDEMNITY AGREEMENT
THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of June 15, 2017, by DCII-250 WILLIAMS STREET NW, LLC, a Delaware limited liability company having an address at 4890 W. Kennedy Boulevard, Suite 650, Tampa, Florida 33609 (“Borrower”) and CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership having an address at 4890 W. Kennedy Boulevard, Suite 650, Tampa, Florida 33609 (“Guarantor”); Borrower and Guarantor hereinafter referred to, individually and collectively, as the context may require, as “Indemnitor”), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, having an address at 11501 Outlook, Suite 300, Overland Park, Kansas 66211 (together with its successors and assigns, “Indemnitee”) and the other Indemnified Parties (as defined in the Loan Agreement).
RECITALS:
The following recitals are a material part of this Agreement.
A.    Borrower is the owner of the Property.
B.    Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the principal amount of $116,200,000.00 pursuant to a Loan Agreement of even date herewith between Indemnitee and Borrower (the “Loan Agreement”), which Loan shall be evidenced by that certain Promissory Note of even date herewith given by Borrower in favor of Indemnitee (the “Note”) and secured by, among other things one or more mortgages/deeds of trust/deeds to secure debt, dated as of the date hereof, given by Borrower to Indemnitee and encumbering the Property (individually and collectively, the “Security Instrument”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.
C.    Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.
D.    Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.
AGREEMENT:
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby agrees for the benefit of the Indemnified Parties as follows:
1.    Indemnification. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold the Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with the environmental condition of the Property; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; and (k) any misrepresentation or inaccuracy in any representation or warranty relating to the environmental condition of the Property or material breach or failure to perform any covenants or other obligations relating to the environmental condition of the Property pursuant to this Agreement, the Loan Agreement or the Security Instrument.
2.    Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of such Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified

Parties for the payment of fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
3.    Definitions. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:
The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.
The term “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.
4.    Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instrument or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Loan, or (vii) Indemnitee’s failure to record the Security Instrument or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.
5.    Enforcement. The Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Debt, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Debt, which Indemnitee is entitled to do in its discretion. It is not necessary for an Event of Default to have occurred for the Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.
6.    Survival. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument. Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitor hereunder shall not apply to the extent that Indemnitor can prove that such liabilities and obligations arose solely from Hazardous Substances that: (a) were not present on or a threat to the Property prior to the date that Indemnitee or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise and (b) were not the result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors.
7.    Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the lesser of (a) the Default Rate or (b) the maximum interest rate which Indemnitor may by law pay or the Indemnified Parties may charge and collect, from the date payment was due, provided that the foregoing shall be subject to the provisions of Section 10 of the Note.
8.    Waivers. (a) Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.
(b)    Indemnitor hereby waives, to the fullest extent permitted by law, the right to trial by jury in any action, proceeding or counterclaim, whether in contract, tort or otherwise, relating to this Agreement or the other Loan Documents or any acts or omissions of any Indemnified Parties in connection therewith.
9.    Subrogation. Indemnitor shall take any and all reasonable actions, including institution of Legal Action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Person responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.
10.    Indemnitor’s Representations and Warranties. Indemnitor represents and warrants that:
(a)    if Indemnitor is a corporation, a limited liability company, a trust or partnership, it has the full corporate/ limited liability company/ partnership/ trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate/ limited liability company/ partnership/ trust action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;
(b)    if Indemnitor is a corporation, a limited liability company, a trust or partnership, its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;
(c)    to the best of Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;
(d)    it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)    to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and
(f)    this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.
11.    No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.
12.    Notice of Legal Actions. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 14 hereof.
13.    Examination of Books and Records. At reasonable times and upon reasonable notice, the Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor pertaining to its financial condition or the income, expenses and operation of the Property, at the Property or at the office regularly maintained by Indemnitor where the books and records are located. The Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers.
14.    Notices. All notices or other written communications hereunder shall be made in accordance with (a) Section 10.6 of the Loan Agreement in the case of Lender and Borrower, and (b) the respective Guaranty Agreement executed by any Indemnitor other than Borrower in the case of any such Indemnitor.
15.    Counterparts. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.
16.    No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
17.    Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
18.    Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors and assigns.
19.    Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.
20.    Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.
21.    Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
22.    Governing Law. The governing law and related provisions set forth in Section 10.3 of the Loan Agreement (including, any authorized agent provisions thereof) are hereby incorporated by reference as if fully set forth herein (with Indemnitor substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to Indemnitor hereunder. Indemnitor hereby certifies that it has received and reviewed the Loan Agreement (including, Section 10.3 thereof).
23.    Miscellaneous. (a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.
(b)    Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include legal fees and disbursements of Indemnitee, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.
(c)    If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

(d)    The following rules of construction shall be applicable for all purposes of this Agreement and all documents or instruments supplemental hereto, unless the context otherwise clearly requires:

(i)	The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to”;

(ii)	The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”;

(iii)	The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision or section of this Agreement;

(iv)	An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender; and

(v)	No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document.
24.    State Specific Provisions. In the event of any inconsistencies between the other terms and conditions of this Agreement and this Section, the terms and conditions of this Section shall control and be binding.
24.1    No Other Party Beneficiary. This Agreement is for the sole benefit of the Indemnified Parties, and is not for the benefit of any other party. Nothing contained in this Agreement shall be deemed to confer upon anyone other than the Indemnified Parties any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

24.2    Time of the Essence. Time is of the essence with respect to the provisions of this Agreement. By accepting payment of any sums due hereunder after its due date, none of the Indemnified Parties waives its right to require prompt payment when due of all other sums or to declare a default for failure so to pay.
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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor as of the day and year first above written.
INDEMNITOR:

DCII-250 WILLIAMS STREET NW, LLC,
a Delaware limited liability company

By:    Carter Validus Operating Partnership II, LP,
a Delaware limited partnership,
its Sole Member

By:    Carter Validus Mission Critical REIT II, Inc.,
a Maryland corporation,
its General Partner

By: /s/ Lisa Collado
Name:    Lisa Collado
Title: Authorized Agent

INDEMNITOR:

CARTER VALIDUS OPERATING PARTNERSHIP II, LP,
a Delaware limited partnership,

By:    Carter Validus Mission Critical REIT II, Inc.,
a Maryland corporation,
its General Partner

By: /s/ Lisa Collado
Name: Lisa Collado
Title: Authorized Agent

SIGNATURE PAGE TO ENVIRONMENTAL INDEMNITY AGREEMENT